                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

             Name                  Jurisdiction of Organization                Ownership
-------------------------------   ------------------------------  ------------------------------------
       James Monroe Bank                      Virginia                            100%
James Monroe Statutory Trust I              Connecticut           100% of the common voting securities
James Monroe Statutory Trust II             Connecticut           100% of the common voting securities